Exhibit 10.1

Execution Version

JOINDER AGREEMENT

ADEIA SEMICONDUCTOR INC.

3025 Orchard Parkway

San Jose, CA 95134

Attention: Paul Davis, Keith Jones

July 24, 2025

Ladies and Gentlemen:

Reference is made to the Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 1, 2020, made by ADEIA INC. (F/K/A XPERI HOLDING CORPORATION), a Delaware corporation (the “Borrower”), and the Guarantors party thereto in favor of BANK OF AMERICA, N.A., as Collateral Agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, ADEIA SEMICONDUCTOR INC., (F/K/A XCELSIS CORPORATION), a Delaware corporation (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Article III of the Credit Agreement as of the date hereof. The New Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether the New Pledgor is an organization, the type of organization and any organizational identification number issued to the New Pledgor, (ii) any financing or continuation statements or other documents without the signature of the New Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the New Pledgor or in which New Pledgor otherwise has rights” or using words of similar effect and (iii)

in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. The New Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

Annexed hereto are supplements to each of the schedules to the Perfection Certificate with respect to the New Pledgor. Such supplements shall be deemed to be part of the Perfection Certificate.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

ADEIA SEMICONDUCTOR INC., a Delaware corporation

By:	/s/ Kevin Tanji
Name: Kevin Tanji
Title: President and Secretary

[Signatures continue on following page]

[Signature Page to Joinder Agreement]

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Teresa Weirath
Name: Teresa Weirath
Title: Vice President

[End of Signatures]

[Signature Page to Joinder Agreement]

Schedule 1(a)

Legal Names, Etc.

Schedule 1(b)

Prior Legal Names

Schedule 1(c)

Changes in Organizational Identity; Other Legal Names

Schedule 2

Chief Executive Offices

Schedule 3

Owned Real Property

Schedule 4

(a) Equity Interests of Subsidiaries

(b) Other Equity Interests

Schedule 5

Instruments and Tangible Chattel Paper

Schedule 6(a)

Patents and Trademarks

Schedule 6(b)

Copyrights

Schedule 7

Commercial Tort Claims